SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant [   ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material under Rule 14a-12

COWLITZ BANCORPORATION
(Name of Registrant as Specified in its Charter)

Crescent Capital VI, LLC

Jeffery D. Gow

Steven D. Wasson

Gary A. Young

Robert A. Underhill

Justin P.S. Taylor

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Filed by Crescent Capital VI, LLC

Crescent Capital VI, LLC is filing pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended, the information, attached as Exhibit A, which was filed today as part of Crescent Capital VI, LLC’s Amendment No. 11 to Schedule 13D, as proxy soliciting materials in connection with Crescent Capital VI, LLC’s nomination of directors for election to the Cowlitz Bancorporation Board of Directors by shareholders at Cowlitz Bancorporation’s 2009 Annual Meeting of Shareholders.

Important Information

        The names and interests of the participants in the solicitation are attached as Exhibit B to this filing.

        Crescent Capital, VI, LLC currently intends to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with Crescent Capital VI, LLC’s nomination of directors for election to the Cowlitz Bancorporation Board of Directors by shareholders at Cowlitz Bancorporation’s 2009 Annual Meeting of Shareholders. The definitive proxy statement and proxy card will be sent to shareholders of Cowlitz Bancorporation seeking their support of the nominees at Cowlitz Bancorporation’s 2009 Annual Meeting of Shareholders.

Shareholders are urged to read the definitive proxy statement and proxy card when they become available, because they will contain important information about the nominees submitted by Crescent Capital VI, LLC and related matters.

Shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Crescent Capital VI, LLC with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement (when available) and other related SEC documents filed by Crescent Capital VI, LLC with the SEC may also be obtained free of charge from Crescent Capital VI, LLC.

Exhibit A

April 24, 2009

The following paragraph will be added to Item 4, Schedule 13D, by Amendment No. 11, to be filed by Crescent Capital VI, LLC on or about April 27, 2009:

Crescent is committed to continuing Cowlitz’s high level of community involvement and personal service that community banks provide, and Cowlitz’s customers and communities will receive a high level of service if Crescent’s representatives are elected to the Cowlitz board.  Crescent expects that all of Cowlitz’s branch banks will continue to operate and Crescent values Cowlitz employees because of their important personal relationships with Cowlitz’ depositors and borrowers.  Crescent has every intention of operating Cowlitz using sound business practices, and to broaden the services that Cowlitz provides to depositors and borrowers throughout the communities in which it does business.  Crescent will encourage Cowlitz to adopt policies to attract more stable deposits and will be supportive of strategic acquisitions in appropriate circumstances.

Exhibit B

                Crescent Capital, VI, LLC currently intends to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with Crescent Capital VI, LLC’s nomination of directors for election to the Cowlitz Bancorporation Board of Directors by shareholders at Cowlitz Bancorporation’s 2009 Annual Meeting of Shareholders. The definitive proxy statement and proxy card will be sent to shareholders of Cowlitz Bancorporation seeking their support of the nominees at Cowlitz Bancorporation’s 2009 Annual Meeting of Shareholders.

Shareholders are urged to read the definitive proxy statement and proxy card when they become available, because they will contain important information about the nominees submitted by Crescent Capital VI, LLC and related matters.

Shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Crescent Capital VI, LLC with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement (when available) and other related SEC documents filed by Crescent Capital VI, LLC with the SEC may also be obtained free of charge from Crescent Capital VI, LLC.

Disclosure of Participants and Direct and Indirect Interests

Each of the following persons are deemed to be participants in the solicitation of proxies and distribution of proxy materials by Crescent Capital VI, LLC in connection with the 2009 annual meeting of shareholders of Cowlitz Bancorporation:

Name of Participant	Interest of Participant in Cowlitz Bancorporation	Nature of Interest (Direct or Indirect)

Crescent Capital VI, LLC, a Washington limited liability company	1,508,360 shares	Direct
Jeffery D. Gow	889,932.4 shares	Indirect (through Crescent Capital VI, LLC)
Steven D. Wasson	301,672.0 shares	Indirect (through Crescent Capital VI, LLC)
	1,000 shares	Direct
Gary A. Young	316,755.6 shares	Indirect (through Crescent Capital VI, LLC)
Robert A. Underhill	None
Justin P.S. Taylor	None

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